                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997 (except for Note 16, as to which the date is April__, 1997), in the Registration Statement (Form S-1 No. 33-_______) and related Prospectus of Simione Central Holdings, Inc. for the registration of 2,750,000 shares of its common stock.


Atlanta, Georgia
April___, 1997



THE FOREGOING REPORT IS IN THE FORM THAT WILL BE SIGNED UPON THE EFFECTIVE DATE OF THE ONE-FOR-TWO REVERSE STOCK SPLIT DESCRIBED IN NOTE 16 TO THE FINANCIAL STATEMENTS.

                                                               ERNST & YOUNG LLP

ATLANTA, GEORGIA
APRIL 15, 1997